PV-10 Collateral Coverage through the New Term Loan Debt 1 $ 2,220 through the New Term Loan2 Source: CRC Management Note: In addition, non-Borrowing Base Collateral is also pledged to the new First Lien Second Out Term Loan. 1 YE2015 reserves adjusted to reflect February LOE levels less production YTD July 1, 2016, run at June 27, 2016 strip pricing. 2 Includes pro forma debt amounts: $720 million Revolver drawn, $800 million Term Loan Facility and $700 million New Term Loan. 1 1 $ 5,059 $ 5,758 $ 4,025 $ 0 $ 1,000 $ 2,000 $ 3,000 $ 4,000 $ 5,000 $ 6,000 $ 7,000 2015 Year-End SEC 1P PV-10 2015 1P PV-10 at 6/27/16 Pricing 2015 PDP PV-10 at 6/27/16 Pricing (U S$ in m illi on s) (2.3x Coverage) (2.6x Coverage) (1.8x Coverage) Exhibit 99.2

Active Hedging Program Further Protects Cash Flow¹ ¹ As of July 6, 2016. • Current hedge program targeting 50% of production • Strategy focuses on protecting cash flow for capital investments and covenant compliance 2 Q2 2016 Q3 2016 Q4 2016 2017 2018 Calls Barrels per Day 40,500 19,000 25,000 11,250 23,287 Wtd Avg Ceiling Price per Barrel $64.25 $55.08 $53.62 $56.01 $57.99 Puts Barrels per Day 55,500 28,000 3,000 4,275 – Wtd Avg Floor Price per Barrel $50.14 $50.65 $50.00 $50.00 – Swap Barrels per Day – 1,000 29,000 – – Wtd Avg Price per Barrel – $61.25 $49.43 – –

Summary of Key Operating Metrics1 3 Operating Metrics1 Source: CRC Management 1 YE2015 reserves adjusted to reflect February LOE levels less production YTD July 1, 2016, run at June 27, 2016 strip pricing. Metric Value 1Q16 Production (Mboe/ d) 148 2015 1P Reserves at 6/27/16 Pricing (MMBoe) 691 2015 1P PV-10 at 6/27/16 Pricing ($mm) $5,758